SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is entered into as of September 5, 2008, by and between SJ Electronics, Inc., a Nevada corporation (the “Company”), Yu Ping “Agatha” Shen (“Shen”) and the investors listed on Exhibit A hereto (each an “Investor” and collectively the “Investors”). The Investors, the Company and Shen are also referred to individually herein as a “Party” and collectively herein as the “Parties.”

WITNESSETH:

WHEREAS, upon the terms and subject to the conditions of this Agreement, the Investors wish to purchase from the Company and the Company wishes to sell to the Investors, the Notes (such capitalized term and all other capitalized terms used in this Agreement having the meanings provided in Section 1) of the Company to be issued by the Company to each Investor in the principal amount set forth on the Investor’s signature page to this Agreement;

WHEREAS, Shen is a holder of 700,000 shares of Common Stock which are duly and validly issued, fully paid and non-assessable;

WHEREAS, each Investor will receive one share of Common Stock per each dollar invested in the Notes which shares will be transferred by Shen;

NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

AGREEMENT

The Parties, intending to be legally bound, agree as follows:

1.	DEFINITIONS.

The following terms used in this Agreement shall have the meanings set forth below.

“1933 Act” means the Securities Act of 1933, as amended.

“Affiliate” has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Exchange Act.

“Agreement” means this Securities Purchase Agreement.

“Business” means the business of the Company and its Subsidiaries.

“Business Day” means any day other than a Saturday, Sunday or a day on which commercial banks in the City of New York are authorized or required by law or executive order to remain closed.

“Closing” has the meaning set forth in Section 2(b).

“Closing Date” has the meaning set forth in Section 2(b).

“Common Stock” means the Common Stock, par value $.001 per share, of the Company.

“Disclosure Documents” has the meaning set forth in Section 3(c).

“Entity” means any corporation (including any non profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, association, company (including any company limited by shares, limited liability company or joint stock company), firm, society or other enterprise, association, organization or entity.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“FINRA” means the Financial Industry Regulatory Authority.

“GAAP” means United States generally accepted accounting principles as in effect as of the date of any document purported to be prepared in accordance with GAAP.

“Governmental Body” means any (i) nation, region, state, province, county, municipality, city, town, village, district or other jurisdiction, (ii) federal, state, provincial, local, municipal, foreign or other government, (iii) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department or other Entity and any court or other tribunal), (iv) multinational organization, (v) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, policy, regulatory or taxing authority or power of any nature or (vi) official of any of the foregoing.

“Investors” means the investors listed on Exhibit A.

“Law” means any foreign, federal, state and local statute, law, constitution, treaty, rule, regulation, by-law, ordinance, code, regulation, resolution, order, determination, writ, injunction, awards (including, without limitation, awards of any arbitrator), judgment, decree, binding case law, principle of common law or notice of any Governmental Body (for the avoidance of doubt, including, but not limited to, the Laws of the United States of America and the People’s Republic of China).

“Liabilities” includes liabilities or obligations of any nature, whether known or unknown, whether absolute, accrued, contingent, choate, inchoate or otherwise, whether due or to become due, and whether or not required to be reflected on a balance sheet prepared in accordance with GAAP, including any Liability for Taxes.

“Material Adverse Effect” means a material adverse effect on (A) the business, properties, operations, condition (financial or other), results of operations or prospects of the Company and the Subsidiaries, taken as a whole; (B) the validity or enforceability of, or the ability of the Company to perform its obligations under, the Transaction Documents; or (C) the rights and remedies of the Investors under or in connection with the Transaction Documents.

“Party” and “Parties” have the meanings set forth in the preamble to this Agreement.

“Person” means an individual or an Entity, including a Governmental Body or any other body with legal personality separate from its equity holders or members, including if established by any Governmental Body.

“Placement Agent” means Primary Capital, LLC.

“Proceeding” means any action, arbitration, audit, examination, investigation, claim, demand, inquiry, hearing, litigation, suit or appeal (whether civil, criminal, administrative, judicial or investigative, whether formal or informal, and whether public or private) commenced, brought, conducted, heard by or before or otherwise involving any Governmental Body or arbitrator.

“Purchase Price” means the amount equal to the principal amount of the Note to be purchased by the Investor as set forth in Exhibit A.

“Purchase Price Escrow Agreement” has the meaning set forth in Section 2(b).

“register”, “registered”, and “registration” refer to a registration effected by preparing and filing a registration statement or statements in compliance with the 1933 Act and pursuant to Rule 415, and the declaration or ordering of effectiveness of such registration statement by the SEC.

“Registration Statement” has the meaning provided in Section 4(k).

“Regulation D” means Regulation D under the 1933 Act.

“Regulation S” means Regulation S under the 1933 Act.

“Rule 144” means Rule 144 promulgated under the 1933 Act or any other similar rule or regulation of the SEC that may at any time provide a “safe harbor” exemption from registration under the 1933 Act so as to permit a holder to sell securities of the Company to the public without registration under the 1933 Act.

“Rule 144A” means Rule 144A under the 1933 Act or any successor rule thereto.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Securities” means, collectively, the Note and the Shares.

“Shares” has the meaning provided in Section 2(a).

“Short Sales” shall have the meaning provided in Regulation SHO under the Exchange Act as in effect on the date of this Agreement (but shall not be deemed to include the location and/or reservation of borrowable shares of Common Stock).

“Subsidiary” means any corporation or other entity of which a majority of the capital stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Company.

“Tax” means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

“Tax Return” means any return, declaration, report, claim for refund, or information return or statement required to be supplied to any governmental authority relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

“Transaction Documents” means, collectively, this Agreement, the Note, the Purchase Price Escrow Agreement and the other agreements, instruments and documents contemplated hereby and thereby.

2.	PURCHASE AND SALE OF NOTES; TRANSFER OF COMMON STOCK.

(a)  Purchase and Sale of Notes; Transfer of Common Stock. Upon the terms and subject to the conditions of this Agreement, the Investors hereby agree to purchase from the Company, and the Company hereby agrees to sell to the Investors, on the Closing Date, the Notes in the principal amounts set forth opposite the names of the Investors in Exhibit A and having the terms and conditions as set forth in the form of the Note attached hereto as Annex I for the Purchase Price.

(i)The Notes will be offered and sold to the Investors pursuant to Regulation S and/or Regulation D under the 1933 Act. Upon original issuance of the Notes, and until such time as it is no longer required under the applicable requirements of the 1933 Act, the Notes shall bear the legends relating to the offer and the sale of the Notes as required by (A) Regulation S under the 1933 Act or (B) any other applicable laws or regulations relating to the issuance of the Notes.

(ii) Upon the terms and subject to the conditions of this Agreement, Shen hereby agrees to transfer to the Investors up to 700,000 shares of Common Stock in the aggregate (the “Shares”) with each Investor receiving one share of Common Stock for each dollar paid by the Investor for the Note the Investor is purchasing pursuant to this Agreement. Upon transfer of the Shares, and until such time as it is no longer required under the applicable requirements of the 1933 Act, the Shares shall bear the legends as required by (A) Regulation S under the 1933 Act, (B) Regulation S under the 1933 Act or (C) any other applicable laws or regulations relating to the Shares.

(b)      Closing. The issuance and sale of the Notes and the transfer of shares of Common Stock shall occur on the Closing Date at 10 a.m. at the offices of Guzov Ofsink, LLC, 14th Floor, 600 Madison Avenue, New York, New York 10022 or at such other location and time as the parties may agree. At the closing, upon the terms and subject to the conditions of this Agreement, (1) the Company shall issue and deliver to the Investors the Notes against payment by the Investors to the Company of an amount equal to the Purchase Price, (2) as payment in full for the Notes, and against delivery of the Notes, the Investors shall have delivered to the Escrow Agent the Purchase Price pursuant to that certain escrow agreement, and all amendments thereto, by and among the Escrow Agent and the Company, a copy of which is attached as Annex II (such agreement, the “Purchase Price Escrow Agreement”) and the Escrow Agent shall have delivered the aggregate Purchase Price for the Notes to the Company less any fees payable to the Escrow Agent pursuant to the Purchase Price Escrow Agreement, and (3) up to 700,000 shares of Common Stock shall be transferred by Shen to the Investors (such events, the “Closing”). The release to the Company of the Purchase Price less all applicable fees shall be effected in accordance with the terms of this Agreement and the Purchase Price Escrow Agreement. At the Closing, the Investors and the Company shall deliver to each other all of the various certificates, instruments, and documents referred to in Section 6.

3.	REPRESENTATIONS AND WARRANTIES CONCERNING THE COMPANY AND ITS SUBSIDIARIES.

The Company represents and warrants to the Investors that the statements contained in this Section 3 are correct and complete as of the date of this Agreement.

(a)  Organization and Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, with full and unrestricted corporate power and authority to own, operate and lease its assets, to carry on the Business (and any other business) as currently conducted (and proposed to be conducted), to execute and deliver this Agreement and the Transaction Documents and to carry out the transactions contemplated hereby and thereby. The Company is duly qualified to do business and is in good standing (to the extent such concept is applicable in the relevant jurisdiction) in all jurisdictions in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification, except where the failure to so qualify will not have a Material Adverse Effect. .

(b)  Authorization of Transaction. The Company has full corporate power and authority to execute and deliver this Agreement, each of the Transaction Documents, and any applicable ancillary agreement and to perform its obligations hereunder and thereunder. The execution and delivery of this Agreement and any Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Company. This Agreement constitutes the valid and legally binding obligation of the Company, enforceable in accordance with its terms and conditions, except to the extent that such enforcement may be limited by bankruptcy, reorganization, insolvency and other similar Laws and court decisions relating to or affecting the enforcement of creditors rights generally and by the application of general equitable principles.

(c)  Disclosure Documents; Common Stock Trading.

(i) The Company has timely filed with, or furnished to, the SEC each form, proxy statement or report required to be filed with, or furnished to, the SEC by the Company pursuant to the Exchange Act since February 14, 2008 (collectively, the “Disclosure Documents”). To the knowledge of the Company, the Disclosure Documents complied, as of the date of their filing with the SEC, in all respects with the requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder. The information contained or incorporated by reference in the Disclosure Documents was true, complete and correct in all material respects as of the respective dates of the filing thereof with the SEC and, as of such respective dates, the Disclosure Documents did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent updated or superseded by any Disclosure Document subsequently filed by the Company with the SEC prior to the date hereof. To the knowledge of the officers of the Company, there is no event, fact or circumstance that would cause any certification signed by any such officer in connection with any Disclosure Document pursuant to the requirements of the Sarbanes Oxley-Act of 2002 to be untrue, inaccurate or incorrect in any respect.

(ii) The financial statements of the Company included in the Disclosure Documents have been prepared in accordance with the published rules and regulations of the SEC and in conformity with GAAP applied on a consistent basis throughout the periods indicated therein, except as may be indicated therein or in the notes thereto, and presented fairly, in all material respects, the consolidated financial position of the Company and its Subsidiaries as of the dates indicated, and the consolidated results of the operations and cash flows of the Company and its Subsidiaries for the periods therein specified (except in the case of quarterly financial statements for the absence of footnote disclosure and subject, in the case of interim periods, to normal year-end adjustments).

(iii) The Common Stock is validly, properly and effectively registered under the Exchange Act in accordance with all applicable federal securities laws and is quoted on the OTC Bulletin Board. The Company is currently in compliance with all applicable FINRA and OTC Bulletin Board requirements and standards. There is no revocation order, suspension order, injunction or other Proceeding or Law (whether issued by the SEC, the FINRA or other Governmental Body) affecting the effectiveness of the Company’s Exchange Act registration or the trading of the Common Stock. The consummation of the transactions contemplated by this Agreement and the Transaction Documents do not conflict with, and will not result in any violation of, any FINRA or OTC Bulletin Board trading requirement or standard applicable to the Company or its Common Stock.

(d)  Absence of Litigation. To the Company’s knowledge, there is no Proceeding pending or threatened by or before any Governmental Body against the Company or any of its Subsidiaries. As of the date hereof, to the Company’s knowledge, there is no Proceeding pending or, to the Company’s knowledge, threatened by or before any Governmental Body (i) seeking to prevent, hinder, modify or challenge any of the transactions contemplated by this Agreement or any of the Transaction Documents, or (ii) that would cause any of the transactions contemplated by this Agreement or any of the Transaction Documents to be illegal, invalid, voidable or otherwise rescinded.

(e)  Legal Compliance. Each of the Company and its Subsidiaries and their respective predecessors and Affiliates is currently in compliance and, except to the extent that noncompliance will not and could not reasonably be expected to have a material adverse effect upon the Business or the financial condition of the Company and any of its Subsidiaries as currently conducted or proposed to be conducted, has been in compliance with all applicable Laws, and no Proceeding has been filed or commenced against any of them alleging any failure so to comply.

(f)  Tax Matters. The Company and each of its Subsidiaries has made or filed all federal, state and foreign income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Company and each of its Subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim. The Company has not executed a waiver with respect to the statute of limitations relating to the assessment or collection of any foreign, federal, statute or local tax. None of the Company’s tax returns is presently being audited by any taxing authority.

(g)  Books and Records. The books of account, minute books, equity record books and other records of the Company and its Subsidiaries, all of which have been made available to the Investors prior to Closing, are accurate and complete in all material respects and have been maintained in accordance with sound business practices.

(h)  Private Offering. Based on the representations provided by each Investor in Section 4, the offer and sale of the Shares to each Investor is, and the offer and sale of the Securities to the Investors will be, exempt from the registration and prospectus delivery requirements of the Securities Act and any other securities Laws. Neither the Company nor any Person acting on its behalf has offered or sold or will offer or sell any securities, or has taken or will take any other action (including, without limitation, any offering of securities of the Company under circumstances that would require, under the Securities Act, the integration of such offering with the offer and sale of the Securities) which would subject the offer and sale of the Securities to the registration provisions of the Securities Act.

(i)  Brokers’ Fees. Except for the fees due to the Placement Agent in connection with this offering which fees will be paid by the Company at the Closing, neither the Company not any of its Subsidiaries, nor any of their shareholders, employees, officer or directors, has any Liability to pay any fees or commissions or other consideration to any broker, finder, or agent with respect to the transactions contemplated by this Agreement, including any Liability or obligations for which the Investors can become liable or obligated.

(j)  Directing Selling Efforts. No form of “directed selling efforts” (as defined in Rule 902 of Regulation S under the 1933 Act), general solicitation or general advertising in violation of the 1933 Act has been or will be used nor will any offers by means of any directed selling efforts in the United States be made by the Investors or any of their representatives in connection with the offer and sale of the Notes.

4.	REPRESENTATIONS AND WARRANTIES OF THE INVESTORS.

Each Investor severally (as to itself only) represents and warrants to the Company that the statements contained in this Section 4 are correct and complete as of the date of this Agreement.

(a)  Organization and Standing. Authorization of Transaction. Each Investor represents and warrants that it is an Entity duly organized and validly existing under the laws of its jurisdiction of organization, holding power and authority to own, operate and lease its assets and to carry on its business as currently conducted, to execute and deliver this Agreement and the Transaction Documents and to carry out the transactions contemplated hereby and thereby. Each Investor has full corporate or partnership power and authority, as applicable (or capacity, if an individual), to execute and deliver this Agreement, the Transaction Documents and any applicable ancillary agreement and to perform its obligations hereunder and thereunder. This Agreement constitutes the valid and legally binding obligation of the Investor, enforceable in accordance with its terms and conditions, except to the extent that such enforcement may be limited by bankruptcy, reorganization, insolvency and other similar Laws and court decisions relating to or affecting the enforcement of creditors’ rights generally and by the application of general equitable principles. Except as otherwise required by applicable federal or state securities Laws, the Investor need not provide any notice to, make any filing with, or obtain any authorization, consent, or approval of, any Governmental Body of any other Person in order to consummate the transactions contemplated by this Agreement, any Transaction Document, or any ancillary agreement.

(b)   Circumstances of Purchase.  The Investor is purchasing the Notes for its own account and not with a view towards the public sale or distribution thereof within the meaning of the 1933 Act; and the Investor will acquire any Shares issued to the Investor for its own account and not with a view towards the public sale or distribution thereof, within the meaning of the 1933 Act, and the Investor has no intention of making any distribution, within the meaning of the 1933 Act, of the Shares, except in compliance with the registration requirements of the 1933 Act or pursuant to an exemption therefrom. The Investor is acquiring the Securities hereunder in the ordinary course of its business.

(c)  Brokers’ Fees. The Investor has no Liability to pay any fees or commissions or other consideration to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Company or any of its Subsidiaries could become liable or obligated.

(d)  No Registration. The Investor understands that (1) the Notes are being offered and sold to the Investors without registration and (2) the Shares are being transferred to the Investors, in each such case in reliance on one or more exemptions from the registration requirements of the 1933 Act, including, without limitation, Regulation S and Regulation D, and exemptions from state securities laws and that the Company is relying upon the truth and accuracy of, and the Investor’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Investor set forth herein in order to determine the availability of such exemptions and the eligibility of the Investor to acquire or receive an offer to acquire the Notes and to receive the Shares. The Investor (A) agrees that it will not offer, sell or otherwise transfer the Note or the Shares nor, unless in compliance with the 1933 Act, engage in hedging transactions involving such Securities, on or prior to (x) the date which is one year after the later of the date of the commencement of the offering and the date of original issuance (or of any predecessor of any Security proposed to be transferred by the Investor) and (y) such later date, if any, as may be required by applicable law, except (a) to the Company, (b) pursuant to a registration statement that has been declared effective under the 1933 Act, (c) for so long as any Security is eligible for resale pursuant to Rule 144 under the 1933 Act, (d) for so long as any Security is eligible for resale pursuant to Rule 144A under the 1933 Act, to a person it reasonably believes is a “qualified institutional buyer” as defined in Rule 144A that purchases for its own account or for the account of another qualified institutional buyer to whom notice is given that the transfer is being made in reliance on Rule 144A, (e) pursuant to offers and sales to Persons who are not “U.S. Persons” (within the meaning of Regulation S) that occur outside the United States within the meaning of Regulation S or (f) pursuant to any other available exemption from the registration requirements of the 1933 Act, and (B) agrees that it will give to each person to whom such Security is transferred a notice substantially to the effect of this paragraph.

(e)   Investor Status. INITIAL BELOW IF APPLICABLE. In the case of an offer made in reliance upon Regulation S, at the time the Investor was offered the Securities, the Investor was not, and at the date hereof it is not, a “U.S. Person” (as defined in Rule 902 of Regulation S under the 1933 Act),it understands that no action has been or will be taken in any jurisdiction by the Company that would permit a public offering of the Securities in any country or jurisdiction where action for that purpose is required and it is not acquiring the Securities for the account or benefit of any U.S. persons, except in accordance with one or more available exemptions from the registration requirements of the 1933 Act or in a transaction not subject thereto.

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Initial

(f)  Accredited Investor Status. Each Investor which is acquiring Securities in reliance upon Regulation D is an “accredited investor” as defined in Regulation D promulgated under the 1933 Act. Each Investor is not required to be registered as a broker-dealer under Section 15 of the Exchange Act and such Investor is not a broker-dealer, nor an affiliate of a broker-dealer.

(g)  Information Provided. Each Investor and its advisors, if any, have requested, received and considered all information relating to the business, properties, operations, condition (financial or other), results of operations or prospects of the Company and information relating to the offer and sale of the Notes deemed relevant by them; each Investor and its advisors, if any, have been afforded the opportunity to ask questions of the Company concerning the terms of the offering of the Securities and the business, properties, operations, condition (financial or other), results of operations and prospects of the Company and the Subsidiaries. Without limiting the generality of the foregoing, the Investor has had the opportunity to obtain and to review the Disclosure Documents; in connection with its decision to purchase the Notes, each Investor has relied solely upon the Disclosure Documents, the representations, warranties, covenants and agreements of the Company set forth in this Agreement and to be contained in the Transaction Documents, as well as any investigation of the Company completed by the Investor or its advisors; each Investor understands that its investment in the Securities involves a high degree of risk.

(h)  Investment Experience. The Investor understands the risks of investing in companies which have their business operations domiciled in the People’s Republic of China and that the purchase of the Notes involves substantial risk. The Investor, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and have so evaluated the merits and risks of such investment. The Investor is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment. The Investor has had the opportunity to ask questions of management of the Company.

(i)  Short Sales and Confidentiality prior to the Date Hereof. Other than the transaction contemplated hereunder, the Investor has not directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with the Investor, executed any disposition, including Short Sales (but not including the location and/or reservation of borrowable shares of Common Stock), in the securities of the Company during the period commencing from the time that the Investors first received a term sheet from the Company or any other Person setting forth the material terms of the transactions contemplated hereunder until the date hereof (the “Discussion Time”).

(j)       Non-solicitation and Non-reliance. Each Investor represents and warrants that he has not been solicited in connection with the offering and sale of the Notes and transfer of the Shares by means of the registration statement on Form S-1 (the “Registration Statement”) filed by the Company with the SEC on August 4, 2008 nor has such Investor read such Registration Statement or any part thereof. Each Investor further represents and warrants that he has not relied in any aspect in connection with the offering and sale of the Notes and transfer of the Shares on the information that was made publicly available by the Company by means of the filing of the Registration Statement with the SEC.

5.	POST-CLOSING COVENANTS.

The Parties agree as follows with respect to the period following the Closing.

(a)  Transfer Restrictions.  Each Investor severally acknowledges and agrees that (1) the Notes have not been and are not being registered under the provisions of the 1933 Act or any state securities laws and the Shares have not been and are not being registered under the 1933 Act or any state securities laws, and that the Notes may not be transferred unless an Investor shall have delivered to the Company such representations or certificates as the Company shall reasonably request to enable counsel to the Company to be able to deliver an opinion to the transfer agent of the Company that the Note to be transferred may be transferred without such registration; (2) no sale, conveyance assignment or other transfer of the Notes or any interest therein may be made except in accordance with the terms hereof and thereof; (3) the Shares may not be resold by an Investor unless the resale has been registered under the 1933 Act or is made pursuant to an applicable exemption from such registration and the Company shall have received the opinion of counsel provided for in the third to last sentence of this Section 5(a); (4) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if the exemption provided by Rule 144 is not available, any resale of the Securities under circumstances in which the seller, or the Person through whom the sale is made, may be deemed to be an underwriter, as that term is used in the 1933 Act, may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (5) the Company is under no obligation to register the Securities under the 1933 Act or, to comply with the terms and conditions of any exemption thereunder. Nothing in any of the Transaction Documents shall limit the right of a holder of the Securities to make a bona fide pledge thereof to an institutional lender and the Company agrees to cooperate with any Investor who seeks to effect any such pledge by providing such information and making such confirmations as reasonably requested. Provided that Rule 144 has not been amended in any material respect between the date of this Agreement and the delivery thereof, the delivery to the Company of a signed representation letter in the form of Exhibit 5(a)(1) (the “Investor Representation Letter”) shall be sufficient to satisfy the requirement stated in clause (1) of this Section 5(a) in the case of a request to remove a restrictive legend from the Note or a request to transfer the Note to a third person free of restrictive legend. If the Company receives a signed Investor Representation Letter, then, if required to remove the restrictive legend from the Note or facilitate the transfer of the Note free of restrictive legend, within 5 Business Days after the Investor Representation Letter is given, the Company, without charge to any Investor, shall cause its legal counsel to deliver to the transfer agent or registrar for the Notes an opinion in form and substance reasonably satisfactory to the transfer agent or registrar that the restrictive legend under the 1933 Act may be removed from the Note and/or that the transfer may be made without violating the registration provisions of the 1933 Act..

(b)  Restrictive Legends.  (1) Each Investor severally acknowledges and agrees that the Notes shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the Notes):

THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE BEING OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER [REGULATION S (“REGULATION S”)] [REGULATION D (“REGULATION D”)] PROMULGATED UNDER THE ACT. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE ACT, OR (B) AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER THE ACT OR (II) UNLESS SOLD PURSUANT TO, AND IN ACCORDANCE WITH, RULE 144 OR RULE 144A UNDER THE ACT OR OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE ACT AND IN COMPLIANCE WITH APPLICABLE LOCAL LAWS AND REGULATIONS. NOTWITHSTANDING THE FOREGOING, SUBJECT TO COMPLIANCE WITH APPLICABLE SECURITIES LAWS, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

(2) Each Investor further severally acknowledges and agrees that until such time, if any, as the Shares have been registered for resale under the 1933 Act or are eligible for resale under Rule 144 under the 1933 Act, the certificates for the Shares may bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for the Shares):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”). THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE RESOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE 1933 ACT OR AN OPINION OF COUNSEL THAT REGISTRATION IS NOT REQUIRED UNDER THE 1933 ACT.

(3) Certificates evidencing the Shares shall not contain any legend (including the legend set forth in Section 5(b)(2) hereof): (i) following any sale of such Shares pursuant to Rule 144, or (ii) if such legend is not required under applicable requirements of the 1933 Act (including judicial interpretations and pronouncements issued by the SEC). If such legend is not otherwise required under applicable requirements of the 1933 Act (including judicial interpretations thereof) then such Shares shall be issued free of all legends.

(c)  Transfer of Shares. The Company agrees that no later than ten Trading Days following the Closing, the transfer of Shares will be completed and certificates representing Shares, as applicable, will be issued to each Investor.

(d)  Debt Obligation.  So long as any portion of the Note is outstanding, the Company shall cause its books and records to reflect the Note as a debt of the Company in its unpaid principal amount, shall cause its financial statements to reflect the Note as a debt of the Company in such amount as shall be the greatest amount permitted in accordance with Generally Accepted Accounting Principles.

(e)  Press Releases. The Company shall, contemporaneously with the closing on the Closing Date or as promptly as possible thereafter on the Closing Date, issue a press release concerning the transactions contemplated hereby.

(f)  Form 8-K; Limitation on Information and Investor Obligations.  Within four Business Days after the Closing Date, the Company will publicly report the issue and sale of the Notes entered into on or before the Closing Date by filing with the SEC a Current Report on Form 8-K under the Exchange Act, which report shall describe the material terms of the transactions contemplated hereby and thereby and include copies of the forms of the Transaction Documents as exhibits to such report.

(g)  Short Sales and Confidentiality after the Date Hereof.  Each Investor covenants that neither it nor any Affiliates acting on its behalf or pursuant to any understanding with it will execute any Short Sales during the period commencing from the time that the Investor first received a term sheet from the Company or any other Person setting forth the material terms of the transactions contemplated hereunder and ending on the earlier of (i) the date that the transactions contemplated by this Agreement are first publicly announced as described in Section 5(f) and (ii) the date, if applicable, that this Agreement is terminated pursuant to Section 7(n). The Investor covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company as described in Section 5(f) or the earlier termination of this Agreement, the Investor will maintain the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction). Notwithstanding the foregoing, the Investor does not make any representation, warranty or covenant hereby that it will not engage in Short Sales in the securities of the Company after the earlier of (i) the date that the transactions contemplated by this Agreement are first publicly announced as described in Section 5(f) and (ii) the date, if applicable, that this Agreement is terminated pursuant to Section 7(n). Notwithstanding the foregoing, in the case of an Investor that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Investor's assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Investor's assets, the covenant set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement.

6.	CONDITIONS TO OBLIGATION TO CLOSE.

(a)  Conditions to Obligation of the Investors. The obligation of each of the Investors to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

(i) No legal action, suit or proceeding shall be pending or threatened which seeks to restrain or prohibit the transactions contemplated by this Agreement;

(ii) The representations and warranties of the Company contained in this Agreement shall have been true and correct on the date of this Agreement and shall be true and correct on the Closing Date as if given on and as of the Closing Date (except for representations given as of a specific date, which representations shall be true and correct as of such date), and on or before the Closing Date the Company shall have performed all covenants and agreements of the Company contained herein or in any of the other Transaction Documents required to be performed by the Company on or before the Closing Date.

Any Investor may waive as to itself any condition specified in this Section 6(a) if it executes and delivers to the Company at the Closing a writing so stating.

(b)  Conditions to Obligation of the Company. The obligation of the Company to consummate the transactions to be performed by them in connection with the Closing is subject to satisfaction of the following conditions:

(i) On the Closing Date, no legal action, suit or proceeding shall be pending or threatened which seeks to restrain or prohibit the transactions contemplated by this Agreement; and

(ii) The representations and warranties of all of the Investors contained in this Agreement shall have been true and correct on the date of this Agreement and on the Closing Date as if made on the Closing Date and on or before the Closing Date all of the Investors shall have performed all covenants and agreements of the Investors contained in this Agreement and required to be performed by the Investors on or before the Closing Date.

The Company may waive any condition specified in this Section 6(b) if it executes and delivers to the Investors at the Closing a writing so stating.

7.	MISCELLANEOUS.

(a)  No Third Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

(b)  Entire Agreement. This Agreement (including any Transaction Documents) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

(c)  Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of his or its rights, interests, or obligations hereunder without the prior written approval of the other Party; provided, however, that each Investor may (i) assign any or all of its rights and interests hereunder to one or more of its Affiliates and (ii) designate one or more of its Affiliates to perform its obligations hereunder (in any or all of which cases the Investors shall no longer remain responsible for the performance of all of its obligations hereunder).

(d)  Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

(e)  Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

(f)  Notices. All notices, consents, waivers and other communications under this Agreement must be in writing and will be deemed given to a Party when (a) delivered to the appropriate address by hand or by nationally recognized overnight courier service (costs prepaid), (b) sent by facsimile or e-mail with confirmation of transmission by the transmitting equipment, or (c) received or rejected by the addressee, if sent by certified mail, return receipt requested; in each case to the following addresses, facsimile numbers or e-mail addresses and marked to the attention of the individual (by name or title) designated below (or to such other address, facsimile number, e-mail address or individual as a party may designate by notice to the other parties):

If to the Investors to the addresses set forth in Exhibit A

If to the Company or Shen:

SJ Electronics, Inc.
5F, No.166, Sinhu 2nd Road
Neihu District, Taipei City
Taiwan
Attention: Agatha Shen
Telephone No.: 011-8862-8791-8838
Facsimile No.: 011-8862-8791-1368
E-mail: Agatha@sjelect.com.tw

with a copy (which shall not constitute notice) to:

Guzov Ofsink, LLC
600 Madison Avenue, 14th Floor
New York, New York 10022
Attention: Darren L. Ofsink
Telephone No.: (212) 371-8008
Facsimile No.: (212) 688-7273
E-mail: dofsink@golawintl.com

(g)  Controlling Law; Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to choice of law provisions, statutes, regulations or principles of this or any other jurisdiction. Each Party hereby irrevocably submits to the exclusive jurisdiction (including personal jurisdiction) of the state and federal courts of the State of New York for any action, suit or proceeding arising in connection with this Agreement, and agrees that any such action suit or proceeding shall be brought only in such court (and waives any objection based on forum non conveniens or any other jurisdiction to venue therein). Process in any Proceeding under this Agreement may be served on any Party anywhere in the world.

(h)  Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Company and the Investors holding at least a majority of the principal amount of the Notes then outstanding.

(i)   Noncontravention. To the extent that any of the provisions of this Agreement (i) conflicts with, or results in any breach of, or constitutes a default under any agreement, contract or other arrangement (whether written or oral) to which the Company or any Subsidiary is a party or by which the Company or its Subsidiaries or any of their assets may be bound; or (ii) results in the acceleration of any indebtedness of the Company or any Subsidiary, such provision shall be invalid and unenforceable, but such provision shall be deemed to be modified and in its modified form valid, to the maximum extent to which it would not so conflict.

(j)   Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. Furthermore, in lieu of such invalid or unenforceable provision, there shall be added automatically as part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

(k)  Expenses. Each of the Parties will bear his or its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

(l)  Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word “including” shall mean including without limitation. The Parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, or covenant.

(m)  Incorporation of Exhibits and Schedules. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

(n)  Termination.  (1) Each Investor shall have the right to terminate this Agreement by giving notice to the Company at any time at or prior to the Closing Date if:

(A) the Company shall have failed, refused, or been unable at or prior to the date of such termination of this Agreement to perform any of its obligations hereunder required to be performed prior to the time of such termination;

(B) any condition to the Investor’s obligations hereunder is not fulfilled at or prior to the time such condition is required to be satisfied; or

(C) the Closing shall not have occurred on or before September 30, 2008, other than solely by reason of a breach of this Agreement by the Investors.

Any such termination shall be effective upon the giving of notice thereof by the Investors. Upon such termination, the Investor shall have no further obligation to the Company hereunder and the Company shall remain liable for any breach of this Agreement or the other documents contemplated hereby which occurred on or prior to the date of such termination.

(2) The Company shall have the right to terminate this Agreement by giving notice to the Investors at any times at or prior to the Closing Date if the Closing shall not have occurred on or before September 30, 2008, other than solely by reason of a breach of this Agreement by the Company, so long as the Company is not in breach of this Agreement at the time it gives such notice. Any such termination shall be effective upon the giving of notice thereof by the Company. Upon such termination, neither the Company nor the Investors shall have any further obligation to one another hereunder.

(o)  Investor Status.  The Investor is not acting as part of a “group” (as that term is used in Section 13(d) of the Exchange Act) with any other Person who is or proposes to become a party to this Agreement, or who is acquiring or holds any Notes, in negotiating and entering into this Agreement or purchasing the Notes or acquiring, disposing of or voting any of the Shares. The Company hereby confirms that it understands and agrees that the Investors are not acting as part of any such group.

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Signature pages follow]

The Parties have executed and delivered this Agreement as of the date indicated in the first sentence of this Agreement.

SJ ELECTRONICS, INC. By:__________________________________ Name:_____________________________ Title:______________________________ ______________________________________ Yu Ping “Agatha” Shen

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Signature pages for Investors follow]

The Parties have executed and delivered this Agreement as of the date indicated in the first sentence of this Agreement.

INVESTOR:

(Name of Investor)

By:________________________________________________
Name:______________________________________________
Title:_______________________________________________

Principal Amount of the Note:$___________________________
Number of Shares:____________________________________

Tax ID No.:__________________________________________

ADDRESS FOR NOTICE

Attention:___________________________________________
Tel:________________________________________________
Fax:________________________________________________

DELIVERY INSTRUCTIONS
(if different from above)

Attention:__________________________________________
Tel:_______________________________________________
Fax:_______________________________________________